EXHIBIT 10.11
                                                                   -------------


                       AMENDMENT TO KEY EMPLOYEE AGREEMENT
                       -----------------------------------

         THIS AMENDMENT dated October 30, 2001 to the KEY EMPLOYEE AGREEMENT effective as of April 30, 1996 by and between DELCATH SYSTEMS, INC., a Delaware corporation with its principal offices at 1100 Summer Street, 3rd Floor, Stamford, Connecticut 06905 (the "Company") and SAMUEL HERSCHKOWITZ, M.D. residing at 122 Willow Street, Brooklyn, NY 11201 (hereinafter referred to as the "Employee").

         For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. Exhibit A, Section 2(a) of the Key Employee Agreement is amended by deleting it in its entirety and inserting in place thereof the following:

              "(a) Base Salary. Beginning December 1, 2001, your Base Salary shall be $140,000 per annum, payable in accordance with the Company's payroll policies, and subject to increases thereafter as determined by the Company's Board of Directors or Executive Committee."

         2. In all other respects, the Key Employee Agreement remains in full force and effect.

         IN WITNESS WHEREOF, the Company has caused this Amendment to the Key Employee Agreement to be signed by its duly authorized officer, and Employee has hereto set his hand and seal as of the day and year first hereinabove written.


EMPLOYEE:                                     EMPLOYER:
                                              DELCATH SYSTEMS, INC.


/s/ Samuel Herschkowitz                       By: /s/ Joseph Milana
--------------------------                        -------------------------
Samuel Herschkowitz, M.D.                         Joseph Milana, Controller